Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173146 on Form S-8 of our report dated June 27, 2011, appearing in this Annual Report on Form 11-K of the GapShare Puerto Rico Plan as of December 31, 2010 and for the period from December 15 to December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 27, 2011